                                   EXHIBIT 2.2


                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT AND PLAN OF REORGANIZATIONS (the "Agreement"), entered into as of this 31st day of March, 2001 between TRANS VOICE INVESTMENTS LTD. and SHELDON GOLDSTEIN (each a "Seller" and collectively the "Sellers"), and GLOBAL ASSET HOLDINGS INCORPORATED ("Purchaser").

                                 R E C I T A L S

         WHEREAS, the Sellers own all the issued and outstanding shares of National Online Services, Inc. (the "Target"), each seller owning the number of shares and in the percentages set forth in Section 1.1. of this Agreement;

         WHEREAS, the Purchaser wishes to acquire all of the issued and outstanding shares of Target solely in exchange for the voting stock of the Purchaser (hereinafter referred to as the "Exchange");

         WHEREAS, the parties intend the exchange of stock qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Ownership As of the date of this Agreement, the Sellers each own the number of shares of Target as set forth below, and in the following respective percentages ("Pro Rata Interest"):

         Sheldon Goldstein                           100 shares            20%
         Trans Voice Investments Ltd                 400 shares            80%

         1.2 Agreement to Purchase and Sell; Purchase Price

         Subject to the terms of this Agreement, the Sellers hereby sell, assign, transfer and deliver to the Purchaser, and the Purchaser hereby purchases from Seller the shares of Target owned by such Seller. The aggregate purchase price for the Target Shares shall be (i) 2,000,000 shares of the common stock of the Purchaser (the "Global Shares") and (ii) an additional number of Global Shares pursuant to paragraph 1.3.

         1.3 Contingent Consideration

         If during the eighteen (18) month period commencing April 1, 2001 and ending September 30, 2002 ("The Earnings Period") the accumulated net after tax income of the Target is $1,200,000 or greater, then the Seller shall receive additional Global Shares from Purchaser. For each $1.00 of net after tax income of the Target in excess of $1,200,000, Sellers shall receive additional Global Shares having a market value of $10.00 per share. Cumulative net after tax income shall be determined in accordance with generally accepted accounting procedures consistently applied and the determination thereof shall be subject to review procedures by Purchaser's independent public accountants. Such determination shall be set forth in a written statement delivered to the parties by November 15, 2002. The market price used to determine the number of Shares shall be the average closing bid price for the twenty (20) business days prior to June 30, 2002.

         1.4 Exchange of Shares Upon closing, in exchange for his/her/its respective shares to Target to Purchaser, each Seller shall receive that number of Global Shares equivalent to the percentage of Seller's Pro Rata Interest in Target as set forth in Section 1.1 of this Agreement multiplied by the total Global Shares as set forth in Section 1.2(i) of this Agreement.

         1.5 Deliveries by the Parties

         At a closing to be held no later than March 16, 2001:

         (a) the Purchaser shall deliver to the Seller certificates for the Global Shares in the amount set forth in Section 1.4. Such certificates shall bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

         (b) each Seller shall deliver any and all certificates for the Target Shares accompanied by a validly executed stock power.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Sellers hereby represents and warrant to the Purchaser as follows:

         2.1 Execution, Delivery and Performance of Agreement. The execution and delivery of this Agreement by the Seller, and all other documents contemplated hereby, and the performance of its respective obligations hereunder and thereunder is within the respective powers of the Seller.

         2.2 Enforceability. This Agreement constitutes, when executed and delivered by the Seller in accordance herewith, the valid and binding obligations of the Seller enforceable in accordance with its terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

         2.3 Seller's Ownership of the Interest. Each Seller owns the Target Shares being sold hereunder free and clear of any liens or encumbrances of our description.

         2.4 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary to own its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                  THE PURCHASER

         Purchaser hereby represents and warrants to the Sellers as follows:

         3.1 Execution, Delivery and Performance of Agreement; Authority The execution and delivery of this Agreement by the Purchaser, and all other agreements and documents contemplated hereby, and the performance of their respective obligations hereunder and thereunder are within the respective powers of the Purchaser, having been duly authorized.

         3.2 Enforceability. This Agreement constitutes, when executed and delivered by the Purchaser in accordance herewith, the valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

         3.3 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary to own its properties and assets and to carry on its business as it is now being conducted and proposed to be conducted. Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS


         4.1 Headings. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

         4.2 Entire Agreement; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or other agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a continuing waiver unless otherwise expressly provided.

         4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         4.4 Assignment. No party may assign its rights or benefits under this Agreement and any such purported assignment or transfer is hereby declared null and void.

         4.5 Cooperation; Further Assurances. The parties shall cooperate fully and in good faith with each other and their respective legal advisers, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement. Each of the parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and the transactions contemplated by this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement the provisions of this Agreement to its full extent.

         4.6 Counterparts. This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.

                                   PURCHASER:

                                   GLOBAL ASSET HOLDINGS, INCORPORATED

                                   By: ______________________________________

                                   Name: ____________________________________

                                   Its:  ______________________________________

                                   SELLER:

                                   TRANS VOICE INVESTMENTS, LTD.


                                   By:_______________________________________

                                   Name: ____________________________________

                                   Its:  ______________________________________



                                   -----------------------------------------
                                   SHELDON GOLDSTEIN